EXHIBIT 10.13

CASH COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

Fiscal 2007 Bonuses

The following are the fiscal 2007 cash bonuses for the following executive officers:

Timothy Montgomery	Chief Executive Officer	$169,688

William Tamblyn	Executive Vice President and Chief Financial Officer	$100,000

Lowell Trangsrud	Executive Vice President	$100,000

Lee House	Vice President of Engineering, Voice Communications and Echo Cancellation Products	$45,540

Chalan Aras	Vice President, Corporate Development	$35,438

Todd Simpson	Vice President, Marketing	$55,261

Sandeep Pombra	Chief Technology Officer	$53,400

Fiscal 2008 Salaries and Target Bonuses

The following are the fiscal 2008 salaries and target bonuses for the executive officers other than the Vice President, Worldwide Sales:

Officer	Salary	Target Bonus as % of Salary

Mr. Montgomery	$375,000	0%
Mr. Tamblyn	$266,400	60%
Mr. Trangsrud	$266,400	60%
Mr. House	$231,000	40%
Dr. Aras	$210,000	45%
Mr. Simpson	$218,016	45%
Dr. Pombra	$227,115	42%

Fiscal 2008 Management Bonus Plan

The following is the 2008 Management Bonus Plan applicable to the executive officers other than the Vice President, Worldwide Sales:

Bonuses will be earned based on (a) Company performance as against the Company’s 2008 Operating Plan, (b) individual performance as against established individual goals, and (c) discretionary portion.  Weighting of these components is as follows:

Weighting:

Revenue	40%
Operating Profit	30%
Individual Goals	20%
Discretionary Bonus	10%
Total	100%

Revenue Component of Executive’s Bonus:

No pay out if actual revenue does not exceed at least 80% of target revenue as set forth in the Company’s 2008 Operating Plan.

For every percentage point actual revenue exceeds 80% of target revenue as set forth in the Company’s 2008 Operating Plan, the executive will earn 5% of the portion of target bonus allocated to the revenue component.

Operating Profit Component of Executive’s Bonus:

No pay out if actual operating profit does not equal or exceed at least 70% of target operating profit as set forth in the Company’s 2008 Operating Plan.

If actual operating profit equals 70% of target operating profit as set forth in the Company’s 2008 Operating Plan, the executive will earn 40% of the portion of target bonus allocated to the operating profit component.

For every percentage point actual operating profit exceeds 70% of target operating profit as set forth in the Company’s 2008 Operating Plan, the executive will earn (a) an additional 2% of the portion of target bonus allocated to the operating profit component, until actual operating profit equals target operating profit as set forth in the Company’s 2008 Operating Plan, and (b) an additional 3% of the portion of target bonus allocated to the operating profit component for actual operating profit exceeding target operating profit as set forth in the Company’s 2008 Operating Plan.

Individual Goals:

Yet to be determined.

Caps on Bonus:

1.             For the revenue component of the payment to pay out greater than 100% of target for the revenue component, actual operating profit must equal or exceed 70% of target operating profit as set forth in the Company’s 2008 Operating Plan.

2.             The total payout for each Executive will be capped at 200% of target bonus.

Fiscal 2008 Cash Compensation Arrangements with Vice President, Worldwide Sales

The following are the 2008 cash compensation arrangements with Gary Testa, the Vice President, Worldwide Sales (references to Plan are to the Company’s 2008 Operating Plan):

Salary:	$250,000

Bookings commissions:	$100,000 x (Bookings / Plan Bookings) up to Bookings equaling Plan Bookings

0.5% of Bookings in excess of Plan Bookings up to Bookings equaling 115% of Plan Bookings

1.0% of Bookings in excess of 115% of Plan Bookings

Revenue commissions:	$100,000 x (Revenue / Plan Revenue) up to Revenue equaling Plan Revenue

1.0% of Revenue in excess of Plan Revenue up to Revenue equaling 115% of Plan Revenue

2.0% of Revenue in excess of 115% of Plan Revenue
Operating income
commissions:	$0 if operating income is less than 70% of Plan operating income

$8,000 if operating income is 70% or more of Plan operating income

An additional (a) $400 for every percentage point operating income is in excess of 70% of Plan operating income, plus (b) an additional $200 (in addition to the $400) for every percentage point operating income is in excess of 100% of Plan operating income, the sum of (a) and (b) not to exceed $40,000

An additional $50,000 if revenue is 100% or more of Plan revenue